Exhibit 10(a)

PLAN TERMINATED 5/15/97
SEE COMP COMMITTEE RESOLUTION 97-17 DATED 5/14/97


                       LINCOLN NATIONAL CORPORATION
                     1986 STOCK OPTION INCENTIVE PLAN
        (As Amended and Restated Effective as of January 15, 1997)


                                 SECTION 1
                                  GENERAL

1.1. Purpose. The purpose of the LINCOLN NATIONAL CORPORATION 1986 STOCK OPTION INCENTIVE PLAN (the "Plan") is to promote the long-term financial performance of Lincoln National Corporation ("LNC") by (a) attracting and retaining key employees, agents and brokers by providing incentive compensation opportunities which are competitive with those of other major corporations; (b) motivating such persons to further the long-range goals of LNC; and (c) furthering the identity of interests of participating employees, agents and brokers and LNC shareholders through opportunities for increased ownership of LNC Common Stock, thereby strengthening their concern for the welfare of LNC by enhancing its profitable growth.

1.2. Definitions. The following definitions shall be applicable throughout the Plan:

(a) "Award" means, individually or collectively, any Option, Restricted Stock Award, Performance Award, Stock Appreciation Right, Incentive Award or Dividend Equivalent Right.

(b) "Board" means the Board of Directors of Lincoln National Corporation.

(c) "Change of Control" has the same meaning as in the LNC Executives' Severance Benefit Plan on the date immediately preceding the Change of Control.

(d) "Code" means the Internal Revenue Code of 1986. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

(e) "Committee" means not less than three members of the Board who are selected by the Board as provided in subsection 1.4.

(f) "Common Stock" means the common stock of Lincoln National Corporation.

(g) "Company" means, collectively, Lincoln National Corporation and its subsidiaries.

(h) "Dividend Equivalent Right" or "DER" means the right of the holder thereof to receive, pursuant to the terms of the DER, credits based on cash dividends that would be paid in shares specified by the DER if such shares were held by the Holder, as more particularly described in Section 8.

(i) "Fair Market Value" means, as of any specified date, the average of the highest and lowest quoted selling prices of the Common Stock as reported on the Composite Tape for issues listed on the New York Stock Exchange on the first business day that the Common Stock was traded on that Exchange which next precedes the date as of the Award, or, if no sales were reported on the Composite Tape on such specified date, the average of the highest and lowest quoted selling prices of the Common Stock on the nearest dates before and after such specified date on which sales of the Common Stock were so reported.

(j) "Holder" means an employee, agent or broker of the Company who has been granted an Option, a Restricted Stock Award, a Performance Award, Dividend Equivalent Right, Stock Appreciation Right or an Incentive Award.

(k) "Incentive Award" means an Award granted under Section 6 of the Plan.

(l) "Incentive Stock Option" means an Option within the meaning of section 422(b) of the Code.

(m) "Option" means an Award under Section 3 of the Plan and includes both Nonqualified Stock Options and Incentive Stock Options to purchase Common Stock.

(n) "Performance Award" means an Award granted under Section 7 of the Plan.

(o) "Personal Representative" means the person who upon the death, disability or incompetency of a Holder shall have acquired, by will or by the laws of descent and distribution or by other legal proceedings, the right to exercise an Option or the right to any Restricted Stock Award, Performance Award, Dividend Equivalent Right or Incentive Award therefore granted or made to such Holder.

(p) "Plan" means the Lincoln National Corporation 1986 Stock Option Incentive Plan (As Amended and Restated Effective as of May 12, 1994).

(q) "Restricted Stock Award" means an Award granted under Section 5 of the
    Plan.

(r) "Stock Appreciation Right" or "SAR" means an Award granted under Section 4 of the Plan.

(s) "Subsidiary" means any corporation at any date that LNC owns directly, or indirectly through an unbroken chain of subsidiary corporations, stock possessing a majority of the total combined voting power of all classes of stock of that corporation.

1.3. Effective Date and Duration of Plan. The amended and restated Plan shall become effective following adoption by the Board and approval of shareholders of Lincoln National Corporation at its 1994 Annual Meeting of Shareholders. No further Awards may be granted under the Plan after ten years from the date the amended and restated Plan becomes effective. The Plan shall remain in effect until all Options granted under the Plan have been exercised or expired by reason of lapse of time, all restrictions on Restricted Stock Awards have been eliminated, and all DER's and SAR's satisfied.

1.4. Plan Administration. The Plan shall be administered by the Committee. In addition to those rights, duties, and powers vested in the Committee by other provisions of the Plan, the Committee shall have sole authority, in its discretion, to:

(a) determine which employees, agents and brokers of the Company, shall receive an Award;

(b) construe the Plan and respective agreements executed thereunder;

(c) adopt, amend and rescind rules and regulations for the administration of the Plan;

(d) ensure that awards continue to qualify under Rule 16b-3 of the Securities Exchange Act of 1934, as the same may be hereafter amended; and

(e) make all other determinations deemed by it to be necessary or advisable for the administration of the Plan;

provided that the Committee shall exercise its authority in accordance with the provisions of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any agreement relating to an Award in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this subsection 1.4 shall be conclusive.

The Committee may not exercise its authority at any time that it has fewer than three members. The Committee shall exercise its authority only by a majority vote of its members at a meeting or by a writing without meeting. At any date, the members of the Committee shall be those members of the Compensation Committee of the Board who are not eligible and who have not been eligible within one year preceding that date to participate in the Plan or any other plan of LNC or a Subsidiary under which stock, stock options or stock appreciation rights of LNC or a Subsidiary may be granted. In the event that fewer than three members of the Compensation Committee of the Board are eligible to serve on the Committee, the Board may appoint one of its other members who is otherwise eligible to serve on the Committee until such time as three members of the Compensation Committee are eligible to serve.

1.5. Shares Available. The aggregate number of shares of LNC Common Stock that may be issued under the Plan shall not exceed the sum of (a) 5,000,000 shares originally authorized by shareholders in 1986 (formerly 2,500,000 prior to the two for one stock split effected through a stock dividend declared by the Board on May 13, 1993), less the aggregate number of shares issued under the Plan prior to the effective date of its amendment and restatement and (b) an additional 5,000,000 shares. In addition to the foregoing limit on the aggregate number of shares that may be issued under all Awards, the aggregate number of Restricted Stock Awards that may be granted during any calendar year (or portion thereof) after the effective date of the amendment and restatement of this Plan, shall not exceed three-tenths of one percent (0.3%) of the number of shares of Common Stock outstanding as of December 31 of the prior year. If the number of shares of Common Stock awarded as Restricted Stock Awards in any year is less than the number of shares that could have been so granted pursuant to this subsection, the balance of such unused shares may be added to the maximum number of shares of Restricted Stock that may be effectively awarded in following years. To the extent that an Award lapses or the rights of its Holder terminate or the Award is paid in cash, any shares of Common Stock subject to such Award shall again be available for the grant of an Award and not be included in calculating shares available under this subsection.

1.6. Individual Dollar Limitations. The aggregate Fair Market Value of shares of Common Stock with respect to which Awards (excluding the underlying shares for Dividend Equivalent Rights) may be made to any individual in any one calendar year cannot exceed $5,000,000.

1.7. Stock Offered. The shares of Common Stock to be offered, pursuant to the grant of an Award shall be authorized but unissued shares.

1.8. Change in Corporate Structure. In the event of a merger, consolidation, reorganization, combination, exchange, recapitalization, stock dividend, stock split or other similar change in the corporate structure or capitalization of LNC which affects the Common Stock, outstanding Awards shall be subject to adjustment by the Committee at its discretion as to the number and price of shares of Common Stock or other consideration subject to such Awards. In the event of such changes in the corporate structure or capitalization of LNC, the aggregate number of shares available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

1.9. Amendment and Termination of Plan. The Board may amend or terminate the Plan at any time except that, without the approval of the holders of a majority of LNC stock entitled to vote at a duly held meeting of such shareholders, the Board may not:

(a) increase the number of shares of Common Stock which may be issued under the Plan, except as provided in subsection 1.8;

(b) reduce the minimum option price under any Option, except as provided in subsection 1.8;

(c) increase the maximum period during which Options and related Stock Appreciation Rights or related Dividend Equivalent Rights may be exercised;

(d) extend the maximum period during which Awards may be granted under the Plan;

(e) amend the standards for eligibility described in Section 2; and

(f) materially increase the benefits accruing to employees under the Plan.

Amendment or termination of the Plan shall not affect the validity or terms of any Award previously made to a Holder in any way which is adverse to the Holder without the consent of the Holder.

1.10. Amendment to Awards. Any Award which was granted under the 1982 Stock Option Incentive Plan, or which was granted under this Plan prior to the effective date of the amendment and restatement, may, subject to any requirements of applicable law or regulation, be amended by action of the Committee so as to incorporate in that award any terms that might have been incorporated in an award under this Plan as amended and restated.

1.11. Deferral of Awards. Any Award or the value of any Award that is made under this Plan may, subject to any requirements of applicable law or regulation, in the Committee or its designee's sole discretion, be converted into Performance Awards as described in Section 7.


                                 SECTION 2
                      ELIGIBILITY; EFFECT OF THE PLAN

2.1. Participation Designations. The Committee may, at any time, make Awards to any key executive, managerial, supervisory or professional employee of the Company or any person holding either an agent's or broker's contract with a Subsidiary. Awards may not be granted to (i) any director who is not an employee of the Company or (ii) any person who immediately after such grant is the owner, directly or indirectly of more than 10% of the total combined voting power of all classes of stock of LNC.

The right to select eligible employees, agents, and brokers who are subject to Rule 16(a) of the Securities Exchange Act of 1934 ("Reporting Persons") and all decisions regarding Awards to such Reporting Persons are reserved exclusively to the Committee. The right to select individuals who are not Reporting Persons for participation in the Plan is reserved to the Committee, but such reserved right may be delegated in whole or in part by the Committee to the chief executive officer or chief operating officer of LNC.

2.2. Participation Not Contract of Employment. The Plan does not constitute a contract of employment. Participation in the Plan does not give any employee the right to be retained in the employ of LNC or a Subsidiary nor does it limit in any way the right of LNC or a Subsidiary to change the duties or responsibilities of any employee, agent or broker.

2.3. Multiple Awards. An Award may be made on more than one occasion to the same person, and such Award may include an Incentive Stock Option, Nonqualified Stock Option, Restricted Stock Award, Stock Appreciation Right, Dividend Equivalent Right, Performance Award, Incentive Award, or any combination thereof.

2.4. Withholding Taxes on Plan Benefits. The Company shall have the right to deduct from any cash payment made pursuant to the Plan the amount of any tax required by law to be withheld from that payment. The Company shall have the right to require payment from any person entitled to receive Common Stock pursuant to the Plan of the amount of any tax required by law to be withheld with respect to that stock prior to its delivery. A Holder may elect with respect to any Option, any Stock Appreciation or Dividend Equivalent Right which is paid in whole or in part in Common Stock and any Restricted Stock, Incentive or Performance Award to surrender shares of Common Stock the Fair Market Value of which on the date of surrender satisfies all or part of the withholding requirements. Such election must be made by filing a Stock Surrender Withholding Election with the Secretary of LNC which meets the following requirements and conditions:

(a) Any Stock Surrender Withholding Election shall be in writing and be irrevocable;

(b) The Committee shall have the right with respect to any or all outstanding awards to terminate or suspend for any period the right of a Holder to make a Stock Surrender Withholding Election at any time prior to the making of such election;

(c) Any Stock Surrender Withholding Election must be made prior to the date that the amount of tax to be withheld is determined (the "Tax Date"); and

(d) If a Holder is a Reporting Person, the Stock Surrender Withholding Election must be made:

(i) more than six months after the date of grant of the Award with respect to which such election is made (except whenever such election is made by a disabled Holder or the estate or personal representative of a deceased Holder); and

(ii) either at least six months prior to the Tax Date or during the ten day "window period" beginning on the third day following the release for publication of LNC's summary statement of earnings for a quarter or fiscal year.

2.5. Awards to Employees Who Are Foreign Nationals. Without amending the Plan, the Committee may, subject to the limitations in subsections 1.5 and 1.9, grant, amend, administer, annul or terminate awards to employees who are foreign nationals on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan.

                                 SECTION 3
                               STOCK OPTIONS

3.1. Grantees. The Committee may, at any time, award an Incentive Stock Option or Nonqualified Stock Option to an eligible employee, agent, or broker whether or not such individual has previously received a grant under the Plan.

3.2. Stock Option Agreement. Each Option granted under the Plan shall be evidenced by an agreement between the Holder and LNC. The Provisions of each agreement shall be determined by the Committee in accordance with the provisions of the Plan. LNC shall notify a Holder of any grant of an Option, and a written option agreement or agreements shall be duly executed and delivered by LNC to the Holder.

3.3. Shareholder Rights and Privileges. A Holder shall be entitled to all rights and privileges of a shareholder only with respect to such shares of Common Stock as have been purchased on exercise of the Option and for which certificates of stock have been registered in the Holder's name.

3.4. Individual Limitations. In the case of Incentive Stock Options, the aggregate Fair Market Value (determined as of the time the Option is granted according to Section 422(d)(1) of the Code) of shares of Common Stock with respect to which are exercisable for the first time in any one calendar year by any one individual cannot exceed $100,000 (or such other individual limits as may be in effect under the Code on the date of grant). In the case of Options, the maximum number of Options awarded to one individual cannot exceed 100,000 Options.

3.5. Exercise of Options and Payment. The price at which a share of Common Stock may be purchased upon exercise of an Option shall not be less than 100% of the Fair Market Value of a share of Common Stock when the Option is granted. During any period that an Option is exercisable, it may be exercised by delivering an irrevocable notice of exercise which specifies the number of shares purchased and full payment of the purchase price to the Secretary of LNC. Payment may be made in cash, in shares of Common Stock with an aggregate Fair Market Value equal to the purchase price, or in any combination of cash and such shares, provided, however, payment of the exercise price may only be made in shares of Common Stock which have been owned by the Holder for at least six months.

3.6. Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times, commencing not earlier than six months from the date of grant, as determined by the Committee. Generally, Options granted to a Holder shall not be exercisable prior to the first anniversary of the grant date except, in the discretion of the Committee and subject to the limitations of subsection 3.4, if the Holder`s employment with LNC and all Subsidiaries terminates by reason of death, disability, or retirement (as described in subsection 3.7(d)).

3.7. Option Period. Each Option shall terminate and not be exercisable as specified by the Committee which date shall not be later than the earliest of (a) the tenth anniversary of the grant date; (b) the last day of the three month period beginning on the date the Holder's service with LNC and all Subsidiaries terminates for reasons other than described in (c), (d) or (e) following; (c) the first anniversary of the date of Holder's termination of service with LNC and all Subsidiaries on account of death or disability; (d) the fifth anniversary of the Holder's retirement at or after age 65 or, with the approval of the Holder's employer, early retirement at either age 55 with 5 years of service or under the terms of a retirement plan of LNC or a Subsidiary, or (e) the sixth anniversary of the Holder's termination of service after a Change of Control of LNC.

3.8. Transferability. An Option shall not be transferable except by will or the laws of descent and distribution, and may be exercisable during the Holder's lifetime only by the Holder; provided, however, to the extent permitted under Rule 16b-3 under the Securities Exchange Act of 1934, the Committee may develop rules to permit the transfer of Nonqualified Options to an immediate family member of the Holder or to a family trust.

3.9. Surrender of Options. The Committee (concurrently with the grant of an Option or subsequent to such grant) may in its sole discretion, grant to any Option Holder the right upon written request to surrender any exercisable Option or portion thereof in exchange for cash, whole shares of Common Stock or a combination thereof, as determined by the Committee, with a value equal to the Fair Market Value, as of the date of such request, of one share of Common Stock over the Option price for such share multiplied by the number of Shares covered by the Option or portion thereof to be surrendered. In the case of any such surrender right which is granted with an Incentive Stock Option, such right shall be exercisable only when the Fair Market Value of the Common Stock exceeds the price specified therefor in the Option or portion thereof to be surrendered. In the event of the exercise of any surrender right granted hereunder; the number of shares reserved under the Plan shall be reduced only to the extent that shares of Common Stock are actually issued in connection with the exercise of such surrender right. Additional terms and conditions governing any such surrender rights may from time to time be prescribed by the Committee in its sole discretion.

                                 SECTION 4
                         STOCK APPRECIATION RIGHTS

4.1. Holders. The Committee may, at the time an Award is made, designate that a Holder be granted, in conjunction with that Award, a Stock Appreciation Right ("SAR"). No SAR may be granted in conjunction with a previously granted Incentive Stock Option without the written consent of the affected Holder. No more than 100,000 SARs may be awarded to one participant in one calendar year. For purposes of the Plan, the term "Stock Appreciation Right" means a right to surrender all or a portion of an Option and receive, in exchange, payment of a cash amount no greater than the excess of the Fair Market Value of one or more shares of LNC Common Stock over the Fair Market Value of such Option share on the date the related Option was granted. Each Stock Appreciation Right granted under the Plan shall be evidenced by an agreement between the Holder and LNC. The provisions of each agreement shall be determined by the Committee in accordance with the provisions of the Plan.

4.2. Terms of SARs. The Committee shall determine the number of shares of Common Stock and the percentage (not more than 100 percent) or maximum amount of the increase in the Fair Market Value of those shares over the relevant period upon which payment of each SAR at exercise shall be based. Each SAR may be exercisable at any date with respect to no more than the number of shares for which the related Option is exercisable on that date. Each SAR issued in conjunction with an Incentive Stock Option may be exercisable only when there has been an increase in Fair Market Value of the shares over the relevant period. If a Holder to whom an SAR has been granted is subject to Section 16 of the Securities Exchange Act of 1934, as amended, the Committee may, at any time, impose such conditions and limitations to such SAR as the Committee deems necessary or desirable for the Holder to comply with or obtain an exemption from such Section 16 and applicable rules and regulations. The terms of an SAR may include such other conditions and limitations on exercise as the Committee deems desirable.

4.3. Exercise of SARs and Payment. During any period that an SAR is exercisable, it may be exercised by delivering an irrevocable written notice to the Secretary of LNC which specifies the extent to which the SAR is being exercised. Payment to the Holder shall be made as soon as practicable after exercise of the SAR and may be made in cash, in shares of Common Stock with an aggregate Fair Market Value on the date of exercise equal to the amount to be paid, or in any combination of cash and such shares as determined by the Committee. Upon exercise of an SAR, the right to exercise the related Option shall automatically be terminated to the same extent that the SAR was exercised. Upon exercise of an SAR attached to a Restricted Stock Award, the restrictions on the Restricted Stock Award shall lapse.

4.4. Termination of SARs. Each SAR shall terminate and not be exercisable after the same date that the related Award terminates.

4.5. Transferability. Each SAR granted to a Holder shall not be transferable except by will or the laws of descent and distribution; provided, however, to the extent permitted under Rule 16b-3 under the Securities Exchange Act of 1934, the Committee may develop rules to permit the transfer of the SAR together with the related Option and only to the extent that the related Option may be transferred.

                                 SECTION 5
                          RESTRICTED STOCK AWARDS

5.1. Holders. The Committee may, at any time, designate a Holder to receive a Restricted Stock Award whether or not the Holder has previously received a grant under the Plan. For purposes of the Plan, the term "Restricted Stock Award" means the right to receive, at specified times and subject to specified conditions, shares of Common Stock which may bear such restrictive endorsements as the Committee determines. Each Restricted Stock Award ("RSA") shall be evidenced by an agreement between the Holder and LNC. The provisions of each agreement shall be determined by the Committee in accordance with the provisions of the Plan.

5.2. Grants of Restricted Stock Awards. The Committee shall, subject to subsection 1.5 and this Section 5, determine the number of shares of Common Stock which may be awarded, the time or times the shares may be awarded, and the conditions which must be met for award and delivery of the shares to the Holder under each RSA granted under the Plan. An RSA may provide, in the discretion of the Committee, for the crediting to the Holder, on each dividend payment date, of an amount equal to the product of the dividend paid on a share of Common Stock multiplied by the number of shares which may be awarded under that RSA, and for the payment in cash to the Holder of the amounts so credited at such time as the Committee may determine. An RSA may provide, in the discretion of the Committee, for the issuance of the shares which may be awarded under the RSA in the name of the Holder subject to the following restrictions:

(a) the shares may not be issued earlier than six months after the grant of the RSA;

(b) the shares may not be sold, transferred, pledged or otherwise assigned or encumbered;

(c) each stock certificate shall be registered in the name of the Holder and deposited with the Secretary of LNC;

(d) if dividends are paid on the shares, they shall be paid to the Holder at such times as the Committee shall determine; and

(e) the shares and any dividends accumulated shall be subject to forfeiture in accordance with subsection 5.4.

Subject to the foregoing restrictions, the Holder shall have all of the rights of a holder of Common Stock with respect to the shares issued to him or her under this subsection 5.2.

5.3. Distribution of Shares. Subject to the provisions of subsection 5.4, each RSA shall provide for the distribution of the awarded shares of Common Stock free of all restrictions to the Holder or, in the event of the Holder`s death, the person or persons to whom the RSA was transferred by will or the laws of descent and distribution. Distribution shall be provided for at such time or times during the period beginning on the first anniversary of the date of grant of the RSA and ending on a date as the Committee shall determine; except that, in the discretion of the Committee, distribution may be provided for prior to such first anniversary if the Holder's service with LNC and all Subsidiaries terminates on account of death, disability, or retirement (as described in subsection 3.7(d)).

5.4. Forfeiture. Each RSA shall provide that a Holder shall forfeit all rights under the RSA, all shares of Common Stock issued pursuant to the RSA which had not been distributed to the Holder free of all restrictions, and all undistributed amounts credited to the Holder with respect to dividends paid on Common Stock pursuant to the RSA if:

(a) the Holder`s service with LNC and all Subsidiaries terminates for any reason other than death, disability, retirement (as described in subsection 3.7(d)), or other reasons determined by the Committee which should not cause forfeiture; or

(b) the conditions, if any, specified in the RSA are not fully satisfied within the prescribed time.

5.5. Transferability. Each RSA granted to a Holder may not be transferred by the Holder except by will or the laws of descent and distribution.

                                 SECTION 6
                             INCENTIVE AWARDS

6.1. General. An Incentive Award may be granted hereunder in the form of shares. Incentive shares may be granted to an eligible employee for no cash consideration, for such minimum as may be required by applicable law, or for such other consideration as may be specified by the grant. The terms and conditions of incentive shares shall be specified by the grant.

6.2. Terms of Incentive Awards. Incentive shares may be paid to the grantee in a single installment or in installments and may be paid at the time of grant or deferred to a later date or dates. Each grant shall specify the time and method of payment as determined by the Committee, provided that no such determination shall authorize delivery of shares to be made later than the tenth anniversary of the Holder's date of termination. The Committee, by amendment of the grant prior to delivery, can modify the method of payment for any incentive shares, provided that the delivery of any incentive shares shall be completed not later than the tenth anniversary of the Holder's date of termination.

6.3. Distribution of Incentive Awards. If any incentive shares are payable after the Holder dies, such shares shall be payable (a) to the Holder's designated beneficiary or, if there is no designated beneficiary, to the Holder's personal representative, and (b) either in the form specified by the Award or otherwise, as may be determined in the individual case by the Committee under this Plan.

6.4. Forfeiture. Any grant of incentive shares is provisional, as any share, until delivery of the certificate representing such share. If, while the grant is provisional,

(a) the grantee terminates, but does not terminate normally, or

(b) the grantee is determined to have engaged in detrimental activity, the grant shall be annulled as of the date of termination or, the date of such determination, as the case may be.

6.5. Management Incentive Plan II. The Committee may, in its discretion, designate that a Holder who is eligible for a cash award under the terms of the LNC Management Incentive Plan II (the "MIP II Plan") receive such award as a grant of restricted stock in lieu of all or a portion of the MIP II Plan cash award, such RSA shall be made subject to subsection 1.5 and Section 5. The amount, if any, of the MIP II award which is not paid as an RSA shall be paid in cash. This cash payment shall be determined by subtracting from the MIP II Plan award the total Fair Market Value, on the date of the RSA, of the shares of Common Stock represented by the RSA without discount for any restrictions.

6.6. Executive Value Sharing Plan. The Committee may, in its discretion, designate that a Holder who is eligible for a cash award under the terms of the LNC Executive Value Sharing Plan (the "EVS Plan") receive such award as a grant of restricted stock in lieu of all or a portion of the EVS Plan cash award. If the Committee decides to make an RSA in lieu of all or a portion of the EVS Plan cash award, such RSA shall be made subject to subsection 1.5 and Section 5. The amount, if any, of the EVS Plan award which is not paid as an RSA shall be paid in cash.

6.7. Career Stock. The Committee may, in its discretion, designate Restricted Stock Awards, subject to subsection 1.5 and Section 5, to employees of LNC and its subsidiaries who make an irrevocable election to waive participation in and any benefits under designated retirement programs maintained by the Company. The Committee may also, in its sole discretion, award shares of Restricted Stock to individuals who become officers after the effective date of the Plan in lieu of participation in certain retirement programs maintained by the Company.

                                 SECTION 7
                            PERFORMANCE AWARDS

7.1. General. Performance awards may be granted hereunder to an eligible employee, for no cash consideration, for such minimum as may be required by applicable law, or for such other consideration as may be specified by the grant. The terms and conditions of performance awards, which may include provisions establishing performance periods, performance criteria to be achieved during a performance period, and vesting dates shall be specified by the award.

7.2. Terms of Performance Awards. Performance awards shall be credited as of the date of the Performance Award to a bookkeeping reserve account maintained by the Employer under the LNC Executive Deferred Compensation Plan for Employees or its successor (the "Deferred Compensation Plan") in units which are equivalent in value to Shares of Common Stock ("Stock Units"). Once credited to such account, the Performance Awards shall be governed by the terms of the Deferred Compensation Plan.

7.3. Forfeiture. Except as otherwise specified by the award, if the Holder terminates, but does not terminate on account of death, disability, or retirement, as defined in subsection 1.7(d), any performance award or installment thereof not vested prior to the Holder's termination shall be annulled as of the date of termination.

7.4. Executive Value Sharing Plan. The Committee may, in its discretion, designate that a person who is eligible to receive a cash award under the EVS Plan receive such award in Stock Units as a Performance Award. The Committee may also in its sole discretion convert outstanding RSAs to Stock Units as Performance Awards.

7.5. Transferability. Each Performance Award shall not be transferable except by will or the laws of descent and distribution.

                                 SECTION 8
              DIVIDEND EQUIVALENT RIGHTS; INTEREST EQUIVALENTS

8.1. Dividend Equivalent Right. A Dividend Equivalent Right or DER may be granted hereunder to an eligible employee, as a component of another award or as a separate award. The terms and conditions of DERs shall be specified by the grant. Dividend equivalents credited to the holder of a DER may be paid currently or may be deemed to be reinvested in additional shares (which may thereafter accrue additional dividend equivalents). Any such reinvestment shall be at Fair Market Value at the time thereof. DERs may be settled in cash or shares or combination thereof, in a single installment or installments. A DER granted as a component of another award may provide that such DER shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such DER shall expire or be forfeited or annulled under the same conditions as such other awards. A DER granted as a component of another award may also contain terms and conditions different from such other award.

8.2. Interest Crediting. Any award under this Plan that is settled in whole or in part in cash on a deferred basis may provide, as determined in the sole discretion of the Committee, for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

                                 SECTION 9
                          POSTPONEMENT OF EXERCISE

The Committee may postpone any exercise of an Option or SAR or distribution pursuant to an RSA for such time as the Committee in its discretion may deem necessary in order to permit LNC (a) to effect or maintain registration of the Plan or Common Stock issuable pursuant to the Plan under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction; (b) to take any action necessary to comply with restrictions or regulations incident to the maintenance of a public market for Common Stock; or (c) to determine that no action referred to in (a) or (b) above needs to be taken. LNC shall not be obligated to issue shares upon exercise of any Option or SAR or to issue shares pursuant to an RSA in violation of any law. Any such postponement shall not extend the term of an Award. Neither LNC nor its directors or officers shall have any obligation or liability to any Holder (or successor in interest) because of the loss or rights under any Award under the Plan due to postponements pursuant to this Section 10.